Exhibit 10.6 (l)

Cinemark Holdings, Inc.
AMENDED AND RESTATED 2024 Long-Term Incentive Plan
Restricted Stock Award Certificate

THIS IS TO CERTIFY that Cinemark Holdings, Inc., a Delaware corporation (the “Company”), has granted you (the “Participant”) the right to receive Shares of Common Stock under its amended and restated 2024 Long-Term Incentive Plan (the “Plan”), as follows:

Name of Participant:	<first_name> <last_name>
Address of Participant:	<address_1> <address_2> <city>, <State> <zip>
Number of Shares:	<shares_awarded>

Date of Grant:	<award_date>
Acceptance Expiration Date:	15 days after the Participant’s receipt of this Certificate and the related Restricted Stock Award Agreement
Vesting Commencement Date:	<Vest_Start_Date>

Vesting Schedule: <Vesting_Schedule>

By your signature and the signature of the Company’s representative below, you and the Company agree to be bound by all of the terms and conditions of the accompanying Restricted Stock Award Agreement and the Plan (both incorporated herein by this reference as if set forth in full in this document). By executing this Certificate, you hereby irrevocably elect to accept the Restricted Stock rights granted under this Certificate and the related Restricted Stock Award Agreement and to receive the shares of Restricted Stock designated above subject to the terms of the Plan, this Certificate and the Award Agreement.

Participant: Name: <first_name> <last_name>, an individual Dated: <award_date>	Cinemark Holdings, Inc. By: Sean Gamble Title: President and Chief Executive Officer Dated: <award_date>

Cinemark Holdings, Inc. 2024 Long-Term Incentive Plan
Restricted Stock Award Certificate (Officer)

Cinemark Holdings, Inc.
AMENDED AND RESTATED 2024 Long-Term Incentive Plan
Restricted Stock Award Agreement

This Restricted Stock Award Agreement (the “Agreement”), is entered into on the Date of Grant, subject to the Participant’s acceptance of the terms of the Agreement evidenced by the Participant’s signature on the Restricted Stock Award Certificate accompanying this Agreement (the “Certificate”), by and between Cinemark Holdings, Inc., a Delaware corporation (the “Company”), and the Participant named in the Certificate.

Under the Cinemark Holdings, Inc. 2024 Long-Term Incentive Plan (the “Plan”), the Administrator has authorized the grant to the Participant of the right to receive Shares (the “Award”), under the terms and subject to the conditions set forth in this Agreement and the Plan. Capitalized terms not otherwise defined in the Agreement have the meanings ascribed to them in the Plan.

NOW, THEREFORE, in consideration of the premises and the benefits to be derived from the mutual observance of the covenants and promises contained in this Agreement and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.
Basis for Award. This Award is granted under the Plan for valid consideration provided to the Company by the Participant. By the Participant’s execution of the Certificate, the Participant agrees to accept the Restricted Stock Award rights granted under the Certificate and this Agreement and to receive the shares of Restricted Stock of the Company designated in the Certificate subject to the terms of the Plan, the Certificate and this Agreement.
2.
Restricted Stock Award. The Company hereby awards and grants to the Participant, for valid consideration with a value in excess of the aggregate par value of the Common Stock awarded to the Participant, the number of Shares set forth in the Certificate, which are subject to the restrictions and conditions set forth in the Plan, the Certificate and in this Agreement (the “Restricted Shares”). One or more stock certificates representing the number of Shares specified in the Certificate will hereby be registered in the Participant’s name (the “Stock Certificate”), but will be deposited and held in the custody of the Company for the Participant’s account as provided in Section 4 hereof until such Restricted Shares become vested and all restrictions thereon have lapsed. The Participant acknowledges and agrees that those Shares may be issued as a book entry with the Company’s transfer agent and that no physical certificates need be issued for as long as such Shares remain subject to forfeiture and restrictions on transfer.
3.
Vesting
(a)
Vesting Schedule. The Restricted Shares will vest and restrictions on transfer will lapse under the Vesting Schedule set forth in the Certificate, on condition that the Participant is still then in Continuous Service.
(b)
Termination of Continuous Service
(i)
Except as otherwise provided in (x) a Service Agreement the terms of which have been approved by the Administrator (y) Section 3(b)(ii) of this Agreement or (z) the Plan, if

Cinemark Holdings, Inc. 2024 Long-Term Incentive Plan
Restricted Stock Award Agreement (Officer)

the Participant ceases Continuous Service for any reason the Participant will immediately forfeit the Restricted Shares standing in the name of the Participant on the books of the Company that have not vested and as to which restrictions have not lapsed (“Unvested Shares”) and such Unvested Shares will be cancelled as outstanding Shares.1
(ii)
In the event that a Participant’s Continuous Service to the Company or a Subsidiary is terminated because of Participant’s death or Disability, the Participant or his estate or legal representative, as applicable, shall have the right to receive certificates for (x) all Restricted Shares for which the restrictions have lapsed in accordance with the Plan and for which certificates have not previously been delivered by the Company as of the date of termination, and (y) Restricted Shares for which the restrictions have not lapsed shall vest on a pro-rata basis based on the percentage determined by dividing (i) the number of days from and including the grant date of such Restricted Shares through the termination of Participant’s employment by death or Disability, by (ii) the number of days from and including the grant date of such Restricted Shares to the full vesting date of such Restricted Shares. The Company shall as promptly as practical deliver the certificates required to be delivered under this Section 3(b)(ii) to the Participant, his estate, or legal representative, as applicable.
(c)
Restriction on Transfer of Unvested Shares. The Participant is not permitted to transfer, assign, grant a lien or security interest in, pledge, hypothecate, encumber or otherwise dispose of any of the Unvested Shares, except as permitted by this Agreement.
4.
Deposit of the Unvested Shares. The Unvested Shares shall remain on the books of the Company until they become vested, at which time such vested Restricted Shares will no longer constitute Unvested Shares. If requested by the Company, the Participant shall execute and deliver to the Company, concurrently with the execution of this Agreement (or, if requested by the Company, from time to time thereafter during the Restricted Period) blank stock powers for use in connection with the transfer to the Company or its designee of Unvested Shares that do not become vested. Subject to satisfaction of applicable tax withholding in accordance with Section 8, the Company will deliver to the Participant the Shares that become vested on the lapse of the forfeiture and non- transferability restrictions thereon.
5.
Rights as a Stockholder, Dividends. Subject to the terms of this Agreement, the Participant will have all the rights of a stockholder with respect to the Restricted Shares, including the right to vote the Restricted Shares and to receive any dividends thereon.
6.
Compliance with Laws and Regulations. The issuance and transfer of Common Stock is subject to the Company’s and the Participant’s full compliance, to the satisfaction of the Company and its counsel, with all applicable requirements of federal, state and foreign securities laws and with all applicable requirements of any securities exchange on which the Common Stock may be listed at the time of such issuance or transfer. The Participant understands that the Company is under no obligation to register or qualify the Shares with the Securities and Exchange Commission,

1 Certain specified executives may have continuing vesting provisions upon retirement if certain conditions imposed by the Compensation Committee are met.

Cinemark Holdings, Inc. 2024 Long-Term Incentive Plan
Restricted Stock Award Agreement (Officer)

any state securities commission, foreign securities regulatory authority or any securities exchange to effect such compliance.
7.
Section 83(b) Election. The Participant may elect, within 30 days of the Date of Grant, to include in gross income for federal income tax purposes under Section 83(b) of the Code, an amount equal to the aggregate Fair Market Value on the Date of Grant of the Restricted Shares (less the amount, if any, paid by the Participant (other than by prior or future services) for the Restricted Shares). In connection with any such election, the Participant must promptly provide the Company with a copy of the election as filed with the Internal Revenue Service and pay to the Company, or make such other arrangements satisfactory to the Administrator to pay to the Company based on the Fair Market Value of the Restricted Shares on the Date of Grant, any federal, state or local taxes required by law to be withheld with respect to the Restricted Shares at the time of the election. If the Participant fails to make such payments, the Company will have the right to deduct from any payment of any kind otherwise due to Participant, to the extent permitted by law, any federal, state or local taxes required to be withheld with respect to the Restricted Shares.
8.
Tax Withholding. As a condition to the release of Shares upon vesting and lapse of restrictions on transfer, the Participant shall, not later than the date on which the Award becomes a taxable event for federal income tax purposes, pay to the Company any federal, state and local taxes required by law to be withheld on account of such taxable event. Notwithstanding anything in this Agreement to the contrary, the tax-withholding obligation shall be satisfied by the Company’s retention from the Participant of such number of Shares having an aggregate Fair Market Value equal to the amount of tax required to be withheld by law, rounded down to the nearest whole number, and the Participant’s payment of the remainder of the tax withholding obligation in cash or by certified or bank check.
9.
No Right to Continued Service. Nothing in this Agreement or in the Plan imposes or may be deemed to impose, by implication or otherwise, any limitation on any right of the Company or its Affiliates to terminate the Participant’s Continuous Service at any time.
10.
Representations and Warranties of the Participant. The Participant represents and warrants to the Company as follows:
(a)
Acknowledgment and Agreement to Terms of the Plan. The Participant acknowledges receipt of a copy of the Plan, the Certificate, this Agreement and the prospectus dated June 7, 2024 covering the Shares reserved for issuance under the Plan. The Participant has read and understands the terms of the Plan, the Certificate and this Agreement, and agrees to be bound by their terms and conditions. The Participant acknowledges that there may be adverse tax consequences on the vesting of Restricted Shares or disposition of the Shares once vested, and that the Participant should consult a tax advisor before such time.
(b)
Stock Ownership. The Participant is the record and beneficial owner of the Restricted Shares with full right and power to transfer the Unvested Shares to the Company free and clear of any liens, claims or encumbrances and the Participant understands that the Stock Certificates evidencing the Restricted Shares will bear a legend referencing this Agreement.

Cinemark Holdings, Inc. 2024 Long-Term Incentive Plan
Restricted Stock Award Agreement (Officer)

(c)
Rule 144. The Participant understands that Rule 144 issued under the Securities Act may indefinitely restrict transfer of the Common Stock if the Participant is an “affiliate” of the Company (as defined in Rule 144), or for up to one year if “current public information” about the Company (as defined in Rule 144) is not publicly available regardless of whether the Participant is an affiliate of the Company.
11.
Compliance with Securities Laws. The Participant understands and acknowledges that, notwithstanding any other provision of the Agreement to the contrary, the vesting and holding of the Restricted Shares is expressly conditioned on compliance with the Securities Act and all applicable federal, state and foreign securities laws. The Participant agrees to cooperate with the Company to ensure compliance with such laws.
12.
Capitalization Adjustments. If, as a result of any capitalization adjustment under the Plan, the Participant becomes entitled to receive additional Shares or other securities (“Additional Securities”) in respect of the Unvested Shares, the Additional Securities will be Unvested Shares, and the total number of Unvested Shares will be equal to the sum of (i) the initial Unvested Shares and (ii) the number of Additional Securities issued or issuable in respect of the initial Unvested Shares and any Additional Securities previously issued to the Participant.
13.
Restrictive Legends and Stop-Transfer Orders
(a)
Legends. To the extent that a Stock Certificate or Certificates representing Unvested Shares is issued in physical form rather than through book entry with the Company’s transfer agent, the Participant understands and agrees that the Company will place the legends set forth below or similar legends on any Stock Certificate evidencing the Common Stock, together with any other legends that may be required by federal, state or foreign securities laws, the Company’s articles of incorporation or bylaws, any other agreement between the Participant and the Company or any agreement between the Participant and any third party:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON PUBLIC RESALE AND TRANSFER, AS SET FORTH IN A RESTRICTED STOCK AWARD AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES. SUCH PUBLIC RESALE AND TRANSFER RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.

The Company will remove the above legend at such time as the Shares in question are no longer subject to restrictions on public resale and transfer under this Agreement. Any legends required by applicable federal, state or foreign securities laws will be removed at such time as such legends are no longer required.

(b)
Stop-Transfer Instructions. To ensure compliance with the restrictions imposed by this Agreement, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and if the Company transfers its own Common Stock, it may make appropriate notations to the same effect in its own records.
(c)
Refusal to Transfer. The Company will not be required (i) to transfer on its books any Restricted Shares that have been sold or otherwise transferred in violation of this Agreement;

Cinemark Holdings, Inc. 2024 Long-Term Incentive Plan
Restricted Stock Award Agreement (Officer)

or (ii) to treat as owner of the Restricted Shares, or to accord the right to vote or pay dividends to, any purchaser or other transferee to whom the Restricted Shares have been transferred.
14.
Data Privacy. The Company’s Human Resources Department in Plano, Texas (U.S.A.) administers and maintains the data regarding the Plan, all Participants under the Plan and the restricted stock granted to each Participant.

The data administered and maintained by the Company includes information that may be considered personal data, including the name of the Participant, the award granted and the number of shares of restricted stock included in any award (“Participant Personal Data”). From time to time during the course of the Participant’s employment with the Company, the Company may transfer certain of Participant Personal Data to certain third parties (“Third Parties”) as necessary for the purpose of implementation, administration and management of the Participant’s participation in the Plan (the “Purposes”), and the Company and its Third Parties may each further transfer Participant Personal Data to additional third parties assisting the Company in the implementation, administration and management of the Plan (collectively, “Data Recipients”). The countries to which Participant Personal Data may be transferred may have data protection standards that are different from those in the Participant’s home country and that offer a level of data protection that is less than that in the Participant’s home country.

In accepting the Award set forth in the Agreement, the Participant hereby expressly acknowledges that the Participant understands that from time to time during the course of the Participant’s employment with the Company the Company may transfer Participant Personal Data to Data Recipients for the Purposes. The Participant further acknowledges that the Participant understands that the countries to which Participant Personal Data may be transferred may have data protection standards that are different from those in the Participant’s home country and that offer a level of data protection that is less than that in the Participant’s home country.

Further, in accepting the Award set forth in the Agreement, the Participant hereby expressly affirms that the Participant does not object, and the Participant hereby expressly consents, to the transfer of Participant Personal Data by the Company to Data Recipients for the Purposes from time to time during the course of the Participant’s employment with the Company.

15.
Non-Solicitation.

(a) Consideration and Restrictive Covenants. In consideration of the Award granted hereunder, the confidential information provided to Participant, and other good and valuable consideration, the Participant agrees and covenants that during Participant’s employment and for two years following the termination of Participant’s employment (regardless of the reason for termination), Participant shall not, directly or indirectly solicit, hire, recruit for the Participant’s own benefit or the benefit of any other person, or so attempt to solicit, hire or recruit, or induce the termination of employment of any employee of the Company or its subsidiaries, including, without limitation, anyone employed by or contracting with the Company or any subsidiaries in the six months before Participant’s last day of employment.

(b) Company’s Remedies for Breach of Covenants. If Participant breaches or threatens to breach any of the covenants set forth in Section 15, Participant hereby consents and

Cinemark Holdings, Inc. 2024 Long-Term Incentive Plan
Restricted Stock Award Agreement (Officer)

agrees that the Company shall be entitled to seek, in addition to other available remedies, injunctive or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages, or other available forms of relief.

(c) Reasonableness. Participant acknowledges and agrees that (i) Section 15 is reasonable as to scope, geography, and time; (ii) the Company is engaged in a highly-competitive business; (iii) the Company has made substantial investments to develop its business interests and goodwill and to provide special training and access to confidential information to Participant for the performance of Participant’s duties; (iv) the success of the Company’s business depends upon its goodwill and reputation; (v) the limitations in Section 15 (a) are not greater than necessary to protect the goodwill and other business interests of the Company; and (vi) the investments made by the Company are worthy of protection and the Company’s need for protection afforded by Section 15 (a) is greater than any hardship Participant might experience by complying with the terms thereof.

(d) Judicial Modification of Invalid or Unenforceable Provisions. If a court of competent jurisdiction determines that any portion of Section 15 is invalid or unenforceable, the remainder of Section 15 shall not thereby be affected and shall be given full force and effect without regard to the invalid or unenforceable provisions. If any such court construes any of the provisions of Section 15, or any part thereof, to be unreasonable because of the scope, geography, and time restriction(s) of such provision, then the parties agree that the court shall reduce the scope, geography, and time restriction(s) of such provision and enforce such provision as so reduced. If Participant violates Section 15 (a), any time periods set forth therein shall be tolled (i.e., extended) for the time period during which Participant was in breach to ensure that the Company is not deprived of the benefit of its bargain as a result of Participant’s breach(es). In no event shall such extension result in the Restrictive Covenants being in place for longer than three (3) years post-employment.

16.
General Terms
(a)
Interpretation. Any dispute regarding the interpretation of this Agreement must be submitted by the Participant or the Company to the Administrator for review. The Administrator’s resolution of such dispute will be final and binding on the Company and the Participant.
(b)
Entire Agreement. The Plan and the Certificate are incorporated in this Agreement by reference, and the Participant hereby acknowledges that a copy of each has been made available to the Participant. This Agreement, the Certificate and the Plan constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof. In the event of a conflict or inconsistency between the terms and conditions of this Agreement, the Certificate and the Plan, the Plan will govern.
(c)
Modification. The Agreement may be modified only in writing signed by both parties.

Cinemark Holdings, Inc. 2024 Long-Term Incentive Plan
Restricted Stock Award Agreement (Officer)

(d)
Notices. Any notice required under this Agreement to be delivered to the Company must be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to the Participant must be in writing and addressed to the Participant at the address indicated on the Certificate or to such other address as the Participant designates in writing to the Company. All notices will be deemed to have been delivered: (i) on personal delivery, (ii) five days after deposit in the United States mail by certified or registered mail (return receipt requested), (iii) two business days after deposit with any return receipt express courier (prepaid) or (iv) one business day after transmission by fax or email.
(e)
Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding on and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement is binding on the Participant and the Participant’s heirs, executors, administrators, legal representatives, successors and assigns.
(f)
Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware without giving effect to its conflict of law principles. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

Cinemark Holdings, Inc. 2024 Long-Term Incentive Plan
Restricted Stock Award Agreement (Officer)